EXHIBIT (4)(a)

              INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE

    This INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this "Instrument"), dated as of July 7, 2000 (the "Execution Date"), by and among First Union Corporation, a corporation duly organized and existing under the laws of the State of North Carolina (the "Company"), The Bank of New York, as successor to Harris Trust and Savings Bank, a New York state banking corporation (the "Resigning Trustee"), and Bank One Trust Company, National Association, a national banking association (the "Successor Trustee").

                                   WITNESSETH
                                   ----------

    WHEREAS, the Company and the Resigning Trustee entered into an indenture, dated as of March 15, 1986 (as amended and supplemented, the "Indenture"), providing for the issuance by the Company from time to time of its unsecured subordinated debentures, notes and other evidences of indebtedness (the Securities"); and

     WHEREAS, the Resigning Trustee has been acting as Trustee and Co-Security Registrar under the Indenture; and

    WHEREAS, Section 610 (b) of the Indenture provides that the Trustee may resign and be discharged of the trust created by the Indenture by giving written notice thereof to the Company; and

    WHEREAS, the Resigning Trustee hereby gives written notice to the Company of its resignation to become effective upon the acceptance of appointment by a successor Trustee in accordance with the applicable requirements of Section 611
(a) of the Indenture; and

    WHEREAS, Section 610 (e) of the Indenture provides that in case the Trustee shall resign, the Company, by a Board Resolution, shall promptly appoint a successor Trustee; and

    WHEREAS, Section 611 (d) of the Indenture provides that a successor Trustee shall be qualified under the provisions of Article Six of the Indenture; and

    WHEREAS, Section 611 of the Indenture provides every successor Trustee appointed under the Indenture shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation of the retiring Trustee shall become effective and the successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; and

    NOW, THEREFORE, pursuant to the Indenture and in consideration of the covenants herein contained, it is agreed as follows (capitalized words and phrases not otherwise defined in this Instrument shall have the meaning given thereto in the Indenture):

                              THE RESIGNING TRUSTEE
                              ---------------------

    1. Pursuant to the terms of the Indenture, the Resigning Trustee hereby notifies the Company that it is resigning as Trustee and Co-Security Registrar under the Indenture effective immediately upon the execution and delivery of this Instrument by all the parties hereto (the "Effective Date").

    2. Effective as of the Effective Date, the Resigning Trustee hereby assigns, transfers and delivers to the Successor Trustee all (a) of its rights, powers, trust duties and responsibilities of the Resigning Trustee under the Indenture (including those in its role as Co-Security Registrar) and (b) property and money held by the Resigning Trustee in its capacity as Trustee and Co-Security Registrar under the Indenture, including, without limitation, the authenticated Register, all printed but unauthenticated Securities and authenticated Securities held by it as custodian for the Holders.

    3. Pursuant to Section 611 of the Indenture, the Resigning Trustee agrees to execute and deliver such further instruments and shall take such further actions as the Successor Trustee or the Company may reasonably request so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, titles, interests, capacities, privileges, trusts, duties and responsibilities hereby assigned, transferred, delivered and confirmed to the Successor Trustee, including without limitation, the execution and delivery of any instruments required to re-perfect all liens that it may have on the trust in the name of the Successor Trustee.

    4. Promptly after the Effective Date, the Resigning Trustee shall provide the governing documents listed on Exhibit A hereto to the Successor Trustee.

     5. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

(a) The Resigning Trustee has not received notice and has no knowledge that a Default has occurred and is continuing under the Indenture;

(b) No covenant or condition contained in the Indenture has been waived by the Resigning Trustee or by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver;

(c) There is no action, suit, or proceeding pending or threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee;

(d) The Resigning Trustee has not delegated to any other party any of its duties as Trustee and has not appointed any authenticating agent; and

(e) The Resigning Trustee has lawfully and fully discharged its duties as Trustee.

                                   THE COMPANY
                                   -----------

    1. Effective as of the Effective Date, the Company hereby accepts the resignation of the Resigning Trustee and appoints the Successor Trustee as successor in trust under the Indenture and confirms to the Successor Trustee all of the rights, titles, interests, capacities, privileges, trusts, duties and responsibilities of the Trustee under the Indenture.

    2. The Company agrees to execute and deliver such further instruments and to take such further action as the Successor Trustee may reasonably request so as to more fully and certainly vest in and confirm to the Successor Trustee all the rights, titles, interests, capacities, privileges, trusts, duties and responsibilities hereby assigned, transferred and delivered to the Successor Trustee.

    3. The Company hereby represents and warrants that to the best knowledge of the Company there has been no notice of an Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default under the terms of the Indenture, as of the Effective Date.

    4. The Secretary or Assistant Secretary of the Company who is attesting to the execution of this Instrument by the Company hereby certifies that Exhibit B annexed hereto is a copy of the Board Resolution which was duly adopted by the Board of Directors of the Company, which is in full force and effect on the date hereof, and which authorized certain officers of the Company to (a) accept Resigning Trustee's resignation as Trustee under the Indenture, and rescind the designation of the Resigning Trustee as Co-Security Registrar; (b) appoint Successor Trustee as Trustee under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee under the Indenture.

    5. Pursuant to Section 610(f) of the Indenture, the Company shall give, or cause to be given, notice substantially in the form of Exhibit C attached hereto of the resignation of the Resigning Trustee and the appointment of the Successor Trustee with respect to the Securities by mailing written notice of such event by first class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Each such notice shall include the name of the Successor Trustee and the address of its Corporate Trust Office, as specified below under "Miscellaneous".

     6. The Company hereby represents and warrants to the Successor Trustee that:

(a) The Company has performed or fulfilled each covenant, agreement, and condition on its part to be performed or fulfilled under the Indenture;

(b) The Company has not appointed any Registrar or Paying Agent other than the Resigning Trustee or a wholly-owned subsidiary of the Company; and

(c) The Company will continue to perform its obligations under the Indenture.

                              THE SUCCESSOR TRUSTEE
                              ---------------------

    1. Effective as of the Effective Date, the Successor Trustee hereby accepts its appointment as successor Trustee under the Indenture and hereby acknowledges and agrees that it shall be vested with all of the rights, titles, interests, capacities, privileges, trusts, duties and responsibilities of the Trustee under the Indenture. The Successor Trustee further acknowledges receipt from the Resigning Trustee of all property and money held by the Resigning Trustee in its capacity as Trustee under the Indenture, including, without limitation, the authenticated Register, all printed but unauthenticated Securities and authenticated Securities held by it as custodian for the Holders, and the governing documents listed on Exhibit A attached hereto.

    2. The Successor Trustee hereby represents that it is qualified and eligible under the provisions of Article Six of the Indenture to be appointed successor Trustee and hereby accepts the appointment as successor Trustee, and acknowledges and agrees that effective as of the Effective Date it shall become vested with all of the rights, titles, interests, capacities, privileges, trusts, duties and responsibilities of the Resigning Trustee as Trustee with respect to all series of Securities with like effect as if originally named as Trustee under the Indenture.

    3. To the extent the Company deems it necessary or desirable in connection with the resignation of the Resigning Trustee and appointment of the Successor Trustee thereunder, the Successor Trustee agrees to cooperate with the Company in filing one or more registration statements or post-effective amendments to existing registration statements under the Securities Act of 1933, as amended, and statements of eligibility under the Trust Indenture Act of 1939, as amended, or reports under the Securities Exchange Act of 1934, as amended.

                                  MISCELLANEOUS
                                  -------------

    1. The parties hereto agree that as of the Effective Date, all references to the Resigning Trustee as Trustee in the Indenture shall be deemed to refer to the Successor Trustee. After the Effective Date, all notices or payments which were required by the terms of the Indenture to be given or paid to the Resigning Trustee, as Trustee shall be given or paid to:

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                               153 W. 51st Street
                            New York, New York 10019
                    Attention: Corporate Trust Administration

The parties further agree that as of the Effective Date, the Company or a wholly-owned subsidiary thereof shall be the Registrar with respect to all series of Securities issued under the Indenture.

    2. The resignation, appointment and acceptance effected hereby shall become effective as of the opening of business on the Effective Date.

    3. The Company acknowledges its obligations set forth in Section 607 of the Indenture to compensate the Resigning Trustee, to reimburse the Resigning Trustee for its reasonable expenses, disbursements and advances, and to indemnify Resigning Trustee for, and to hold Resigning Trustee harmless against, any loss, liability and expense incurred without negligence or bad faith on the part of the Resigning Trustee and arising out of or in connection with the acceptance or administration of the trust evidenced by the Indenture (which obligations shall survive the execution hereof).

     4. This Instrument shall be governed by and construed in accordance with the laws of the State of New York.

    5. This Instrument may be executed in any number of counterparts, each of which shall be an original, but which counterparts shall together constitute but one and the same instrument.

    6. Nothing contained in this Instrument shall in any way affect the obligations or rights of the Company, the Resigning Trustee or any Holder of Securities under the Indenture. This Instrument shall be binding upon and inure to the benefit of the Company, the Resigning Trustee, the Successor Trustee and their respective successors and assigns.

    7. The parties hereby agree that from and after the Effective Date, all fees payable by the Company to the Trustee under the Indenture shall henceforth be invoiced by and paid to the Successor Trustee at such address and account as shall hereafter be provided by the Successor Trustee to the Company.

     8. Each of the parties hereto hereby represents, warrants and agrees for itself that as of the Effective Date:

         a) it has full power and authority to execute and deliver this Instrument and to perform its obligations hereunder, and all such action has been duly and validly authorized by all necessary proceedings on its part;

         b) this Instrument has been duly authorized, executed and delivered by it, and constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms, except as the enforceability of this Instrument may be limited by bankruptcy, insolvency ,fraudulent transfer, reorganization, moratorium and similar laws of general applicability affecting creditor's rights and to general equity principles; and

         c) at any time and from time to time after the execution and delivery of this Instrument, to cooperate with each of the other parties hereto and to do all such further acts and things as may be reasonably required to carry out and effectuate the transactions contemplated by this Instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Instrument to be duly executed and attested by their duly authorized officers, all as of the date and year first above written.

FIRST UNION CORPORATION,
as Company


By:____________________________
Title:

Attest:________________________


THE BANK OF NEW YORK, as successor to
HARRIS TRUST AND SAVINGS BANK, as
Resigning Trustee


By:____________________________
Title:

Attest:________________________


BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as Successor Trustee


By:____________________________
Title:

Attest:________________________